                                                                    EXHIBIT 23.2

                                   YOUNG CONAWAY STARGATT & TAYLOR, LLP
BRUCE M. STARGATT        ROBERT S. BRADY                    ELEVENTH FLOOR                       H. ALBERT YOUNG
STUART B. YOUNG          JOEL A. WAITE                  WILMINGTON TRUST CENTER                     1929-1982
BEN T. CASTLE            JAMES P. HUGHES, JR.          1100 NORTH MARKET STREET
SHELDON A. WEINSTEIN     BRENT C. SHAFFER             WILMINGTON, DELAWARE 19801              H. JAMES CONAWAY, JR.
SHELDON N. SANDLER       DANIEL P. JOHNSON                                                          1947-1990
RICHARD A. LEVINE        CRAIG D. GREAR                      P.O. BOX 391
RICHARD A. ZAPPA         TIMOTHY JAY HOUSEAL        WILMINGTON, DELAWARE 19899-0391               ------------
FREDERICK W. IOBST       BRENDAN LINEHAN
RICHARD H. MORSE         SHANNON                            (302) 571-6600                      WILLIAM F. TAYLOR
DAVID C. MCBRIDE         MARTIN S. LESSNER             (800) 253-2234 (DE ONLY)              EDWARD B. MAXWELL, 2ND
JOSEPH M. NICHOLSON      PAULINE K. MORGAN               FAX: (302) 571-1253                       OF COUNSEL
CRAIG A. KARSNITZ            ----------
BARRY M. WILLOUGHBY      M. BLAKE CLEARY                                                          ------------
JOSY W. INGERSOLL        RICHARD H. CROSS,
ANTHONY G. FLYNN         JR.                                                                    GEORGETOWN OFFICE
JEROME K. GROSSMAN       GRENVILLE R. DAY                                                     110 WEST PINE STREET
EUGENE A. DIPRINZIO      MATTHEW P. DENN                                                          P.O. Box 594
JAMES L. PATTON, JR.     RICHARD A.  ESTACIO*                                                     GEORGETOWN,
ROBERT L. THOMAS         DREWRY NASH FENNELL                                            DELAWARE  19947
WILLIAM D. JOHNSTON      DANIELLE GIBBS                                                          (302) 856-3571
TIMOTHY J. SNYDER        LISA B. GOODMAN                                                    (800) 255-2234 (DE ONLY)
BRUCE L. SILVERSTEIN     EDWIN J. HARRON                                                     FAX:  (302) 856-9338
WILLIAM W. BOWSER        SCOTT A. HOLT
LARRY J. TARABICOS       EDWARD J. KOSMOWSKI
RICHARD A. DILIBERTO,    MAUREEN D. LUKE
JR.                      EDMON L. MORTON
MELANIE K. SHARP         MICHAEL R. NESTOR
CASSANDRA FALINE         NICOLE M. ORFANELLO
KAMINSKI                 JOHN J. PASCHETTO
RICHARD J.A. POPPER      MICHAEL G. PHILLIPS
JAN R. JURDEN            JOHN W. SHAW
TERESA A. CHEEK          LEON L. VINOKUR
S.  DAVID PERESS         NATALIE S. WOLF
NEILLI MULLEN WALSH      CHRISTIAN DOUGLAS
JANET Z. CHARLTON        WRIGHT
*   Admitted in PA only
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                                                                   May 12, 2000


         Greenwood Trust Company
         12 Reads Way
         New Castle, Delaware 19720

                           Re:      Discover Card Master Trust I
                                    ----------------------------

         Ladies and Gentlemen:

                           We hereby consent to the filing of our opinion as an Exhibit to the Registration Statement on Form S-3 of Greenwood Trust
         Company and Discover Card Master Trust I on or about May 12, 2000 and to the references to our firm in the prospectus included therein under the captions "The Seller -- Insolvency-Related Matters" and "Legal
         Matters".

                                          Very truly yours,

                                          YOUNG CONAWAY STARGATT & TAYLOR, LLP



                                          By: /s/  Richard A. Levine
                                             -----------------------------------
                                                   Richard A. Levine